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                                                                    EXHIBIT 10.6

                               FIRST AMENDMENT TO
                              PLAINS RESOURCES INC.
                            2001 STOCK INCENTIVE PLAN

     Plains Resources Inc. (the "Company"), having previously adopted the Plains Resources Inc. 2001 Stock Incentive Plan (the "Plan"), and in accord with the powers granted to the board of directors of the Company (the "Board") pursuant to Section 15 of the Plan, does hereby amend the Plan, effective as of September 10, 2002, as follows:

     Section 6.4(a) of the Plan is hereby amended and replaced in its entirety by the following:

     "(a) Except as otherwise provided by the Board, if an Optionee's service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time the Option shall automatically terminate in full."

     This amended Section 6.4(a) shall apply to Options outstanding on the date hereof and to Options granted in the future pursuant to the terms of the Plan (as amended). Agreements with respect to Options outstanding on the date hereof shall be amended as necessary to provide for this amendment.

     The first paragraph of Section 6.4 of the Plan is hereby amended and replaced in its entirety by the following:

     "Duration. Subject to Section 7.4, each Formula Option shall terminate on the date which is the tenth anniversary of the date of grant (or if later, the first anniversary of the date of the Director's death if such death occurs prior to such tenth anniversary), unless terminated earlier as follows:"

     This amended first paragraph of Section 6.4 shall apply to Options granted in the future pursuant to the terms of the Plan (as amended).

     Adopted by the Board on September 10, 2002.

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